SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8 - A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Commission File No. 0-994

                      [NORTHWEST NATURAL GAS COMPANY LOGO]

                          NORTHWEST NATURAL GAS COMPANY
             (Exact name of registrant as specified in its charter)

OREGON                                                      93-0256722
(State of incorporation or organization)                    (I.R.S. Employer
                                                            Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
               (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:

                                      None
                                      ----

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

Rights to Purchase Common Stock              New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

                                (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered
-------   -------------------------------------------------------

Common Stock Purchase Rights
----------------------------

The class of securities to be registered hereby are the Rights to Purchase Common Stock (the "Securities") of Northwest Natural Gas Company (the "Company" or "Registrant").

For a description of the Securities, reference is made to the description of the Securities included in Item 1 of the Company's Registration Statement on Form 8-A, dated February 27, 1996, File No. 0-994, filed with the Securities and Exchange Commission, which description is incorporated herein by reference. Effective June 15, 1997, ChaseMellon Shareholder Services succeeded Boatmen's Trust Company as Rights Agent.

Item 2.   Exhibits

The Securities described herein are to be listed on the New York Stock Exchange, on which no other securities of the Company are listed. Accordingly, the following Exhibit required in accordance with Part II to the instructions as to Exhibits to Form 8-A has been duly filed with the New York Stock Exchange. Such Exhibit was previously filed as indicated below with the Securities and Exchange Commission and is incorporated herein by reference.

          4. Rights Agreement, dated as of February 27, 1996, between the Company and Boatmen's Trust Company (ChaseMellon Shareholder Services, successor), which includes as Exhibit A thereto the form of a Right Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Shares (incorporated herein by reference to Exhibit 1 to Form 8-A, dated February 27, 1996, File No. 0-994).

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        (Registrant)
                                        NORTHWEST NATURAL GAS COMPANY


                                        By /s/ Bruce R. DeBolt
                                          -------------------------------------
                                             Bruce R. DeBolt
                                             Senior Vice President & CFO

Dated: June 29, 2000
      -----------------------